Exhibit 99.1

CORPORATE HEADQUARTERS
15601 Dallas Parkway
Suite 600
Addison, Texas 75001
866.655.3600
behringerharvard.com

INVESTOR INFORMATION
For additional information about
Behringer Harvard and its real estate
programs, please contact us at
866.655.3650.

Commentary & Highlights

Fund

•      As previously reported, the Fund sold the Northpoint property, an approximate 79,000-square-foot office building located in Dallas, in December 2006. The asset generated a cash-on-cash gain to the Fund of approximately 16.5 percent.

•      As the Fund matures, we anticipate additional dispositions within our targeted hold period of five to eight years from the end of the offering period. Proceeds from the Northpoint property disposition will be used for anticipated capital improvements and leasing transactions in respect of the Fund’s remaining assets in order to position them for liquidation.

•      The Fund’s portfolio is currently 100 percent leased.

•      Investors continue to receive distributions at a 6 percent annualized rate, based upon a $10 per share unit purchase price.

Financial Statements

•      Rental revenue from continuing operations was approximately $985,000 during the second quarter of 2007, as compared to approximately $1,065,000 during the second quarter of 2006. The decline is primarily due to lower billings of common area maintenance to tenants and lower recoveries from tenants as a result of a tax refund from 2006. Management expects rental revenue to remain relatively constant in the near future.

•      The Fund generated approximately $587,000 of net operating income (NOI) during the second quarter of 2007 as compared to approximately $688,000 during the same period in 2006. The decrease in NOI can be attributed primarily to a decrease in rental revenue, and an increase in operating expenses and real estate tax expense. Management does not expect material fluctuations of property operating expenses in the future.

•      Net income for the second quarter of 2007 was approximately $92,000, as compared to approximately $190,000 during the same period in the previous year. Lower net income during the second quarter of 2007 can be attributed to increased expenses, lower rental revenue, and income no longer recognized as a result of the Northpoint Property sale in December 2006. This decrease was partially offset by increased interest earned on the proceeds from the Northpoint property sale.

Market Conditions

•      According to Property & Portfolio Research, Inc. (PPR), a leading provider of commercial real estate research services, the aggregate occupancy rate for the top 54 metropolitan areas (PPR54) in the U.S. office market at the end of the second quarter of 2007 was 85.2 percent. This represents the 14th consecutive quarterly increase since December 2003.

•      PPR also reported an average gross asking rent of $25.71 per square foot for properties in the PPR54, marking the ninth consecutive quarter of rent growth.

BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP (Unaudited)

CONSOLIDATED BALANCE SHEETS

(in thousands, except unit amounts)	Jun. 30, 2007	Dec. 31, 2006

Assets

Real estate

Land	$5,725	$5,725

Buildings, net	16,217	16,576

Total real estate	21,942	22,301

Cash and cash equivalents	1,704	2,643

Restricted cash	5,895	5,895

Accounts receivable, net	462	405

Prepaid expenses and other assets	20	25

Lease intangibles, net	3,858	4,316

Total assets	$33,881	$35,585

Liabilities and partners’ capital

Liabilities

Accounts payable	$179	$71

Payables to affiliates	32	51

Acquired below-market lease intangibles, net	257	304

Distributions payable	213	220

Accrued liabilities	942	1,725

Total liabilities	1,623	2,371

Partners’ capital

Limited partners — 44,000,000 units authorized; 4,309,444 units issued and outstanding at June 30, 2007, and December 31, 2006	32,258	33,214

General partners	-	-

Total partners’ capital	32,258	33,214

Total liabilities and partners’ capital	$33,881	$35,585

BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP (Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	6 mos. ended	6 mos. ended
(in thousands)	Jun. 30, 2007	Jun. 30, 2006

Cash flows from operating activities

Net income	$326	$301

Adjustments to reconcile net income to net cash flows
provided by operating activities:

Depreciation and amortization	773	924

Change in accounts receivable	(57)	5

Change in prepaid expenses and other assets	5	3

Change in accounts payable	108	1

Change in accrued liabilities	(783)	49

Changes in payables to affiliates	(18)	-

Addition of lease intangibles	-	(11)

Cash provided by operating activities	354	1,272

Cash flows from investing activities

Additions of property and equipment	(3)	(111)

Cash used in investing activities	(3)	(111)

Cash flows from financing activities

Redemption of limited partnership units	-	(247)

Distributions	(1,290)	(1,318)

Change in payables to affiliates	-	6

Cash flows used in financing activities	(1,290)	(1,559)

Net change in cash and cash equivalents	(939)	(398)

Cash and cash equivalents at beginning of period	2,643	3,032

Cash and cash equivalents at end of period	$1,704	$2,634

BEHRINGER HARVARD M ID-TERM VALUE ENHANCEMENT FUND I LP (Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

	3 mos. ended	3 mos. ended	6 mos. ended	6 mos. ended
(in thousands, except per unit amounts)	Jun. 30, 2007	Jun. 30, 2006	Jun. 30, 2007	Jun. 30, 2006

Rental revenue	$985	$1,065	$2,061	$2,105

Expenses

Property operating expenses	182	171	347	386

Real estate taxes	177	170	394	330

Property and asset management fees	73	70	144	144

General and administrative	156	117	248	260

Depreciation and amortization	392	393	785	781

Total expenses	980	921	1,918	1,901

Interest income	91	5	185	8

Income from continuing operations before income taxes	96	149	328	212

Current income taxes	8	-	8	-

Deferred income taxes	(1)	-	(1)	-

Income from continuing operations	89	149	321	212

Income from discontinued operations	3	41	5	89

Net income	$92	$190	$326	$301

Allocation of net income:

Net income allocated to general partners	$-	$-	$-	$-

Net income allocated to limited partners	$92	$190	$326	$301

Weighted average number of limited
partnership units outstanding	4,309	4,393	4,309	4,401

Net income per limited partnership unit - basic and diluted

Income from continuing operations	$0.02	$0.03	$0.07	$0.05

Income from discontinuing operations	-	0.01	-	0.02

Basic and diluted net income per limited partnership unit	$0.02	$0.04	$0.07	$0.07

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by accounting principals generally accepted in the United States of America (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of June 30, 2007, and December 31, 2006, and our unaudited consolidated results of operations and cash flows for the periods ended June 30, 2007, and June 30, 2006. A copy of the Partnership’s Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at ww.sec.gov, or by visiting behringerharvard.com, or by written request to the Partnership at its corporate headquarters.

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard Mid-Term Value Enhancement Fund I LP (which may be referred to as the “Fund,” the “Partnership,” “we,” “us,” or “our”) and our subsidiaries, our anticipated improvements to, and disposition of, properties, amounts of anticipated cash distributions to our investors in the future, and other matters. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of management based on their knowledge of the business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

These forward-looking statements are subject to various risks and uncertainties, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006, that could cause our actual results to differ materially from those projected in any forward-looking statement we make. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future event or otherwise.

BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP (Unaudited)

NET OPERATING INCOME (NOI)

	3 mos. ended	3 mos. ended	6 mos. ended	6 mos. ended
(in thousands)	Jun. 30, 2007	Jun. 30, 2006	Jun. 30, 2007	Jun. 30, 2006

Rental revenue	$985	$1,065	$2,061	$2,105

Operating expenses

Property operating expenses	182	171	347	386

Real estate taxes	177	170	394	330

Property and asset management fees	73	70	144	144

Less: Asset management fees	(34)	(34)	(69)	(68)

Total operating expenses	398	377	816	792

Net operating income	$587	$688	$1,245	$1,313

RECONCILIATION OF NOI TO NET LOSS

Net operating income	$587	$688	$1,245	$1,313

Less: General and administrative	(156)	(117)	(248)	(260)

Depreciation and amortization	(392)	(393)	(785)	(781)

Asset management fees	(34)	(34)	(69)	(68)

Current income taxes	(8)	-	(8)	-

Add: Interest income	91	5	185	8

Deferred income taxes	1	-	1	-

Income from discontinued operations	3	41	5	89

Net income	$92	$190	$326	$301

Net operating income (NOI), a non-GAAP financial measure, is defined as net income, computed in accordance with GAAP, generated from properties before interest expense, asset management fees, interest income, general and administrative expenses, depreciation, amortization, income taxes, and the sale of assets. Management believes that NOI provides an accurate measure of the Partnership’s operating performance because NOI reflects the operating performance of its properties and excludes certain items that are not associated with management of the properties. To facilitate understanding of this financial measure, a reconciliation of NOI to GAAP net income has been provided.

Published 09/07 • IN
© 2007 Behringer Harvard	104203

PRESORTED FIRST-CLASS MAIL U.S. POSTAGE PAID ADDISON, TX PERMIT NO. 36

15601 Dallas Parkway, Suite 600 Addison, TX 75001